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                                                                     EXHIBIT 5.1

                               January 14, 1997



Board of Directors
Radiant Systems, Inc.
1000 Alderman Drive
Suite A
Alpharetta, Georgia 30202

     Re:  Radiant Systems, Inc.
          Registration Statement on Form S-1
          Registration Number 333-17723
          2,950,000 Shares
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Radiant Systems, Inc. (the "Company") in connection with the proposed public offering of 2,950,000 Shares of Common Stock, no par value per share (the "Common Stock"), covered by the above-described Registration Statement (as amended through the date hereof, the "Registration Statement").

     In connection therewith, we have examined the following:

     (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

     (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

     (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

     (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Georgia; and
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Board of Directors
Radiant Systems, Inc.
January 14, 1997
Page 2


     (5) The Registration Statement.

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

     (A) The Company has been duly incorporated under the laws of the State of Georgia and is validly existing and in good standing under the laws of that state, and

     (B) The shares of Common Stock covered by the Registration Statement have been legally authorized and, when issued and sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       SMITH, GAMBRELL & RUSSELL, LLP

                                       /s/ Robert T. Molinet
                                       ---------------------------------------
                                       Robert T. Molinet

RTM:wp[corpbh82724]

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